UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   January 21, 2008
Mymetics Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	000-25132 (Commission File Number)	25-1741849 (IRS Employer Identification No.)

14, rue de la Colombiere 1260 Nyon, Switzerland (Address of principal executive offices)	NA (Zip Code)
Registrant’s telephone number, including area code: +011 41 22 363 13 10

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 21, 2008 Ernest M. Stern was elected by the current Board of Directors of the Registrant (“Mymetics”) to fill a vacancy on the Board of Directors of the Class I directors whose term expires in 2010. Mr. Stern also was appointed to serve on the audit committee of Mymetics. Mr. Stern is a partner in the law firm of Seyfarth Shaw LLP, which serves as outside U.S. counsel of Mymetics, where he specializes in securities and corporate law and is the engagement partner for Mymetics. Mr. Stern received his undergraduate degree from Bowdoin College (Phi Beta Kappa , summa cum laude), and his J.D and LL.M (Taxation) degrees from Georgetown University Law Center (Case and Note Editor, Law and Policy in International Business).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 21, 2008	MYMETICS CORPORATION
	By:	/s/Christian Rochet
Christian Rochet
President